SUB-ITEM 77Q1(D)
              CONSTITUENT'S INSTRUMENTS DEFINING RIGHTS OF HOLDERS

         The Registrant's Declaration of Trust and By-Laws, Exhibits 2(a) and 2(b), respectively, to the Registrant's Registration Statement on Form N-2 are incorporated by reference as filed via EDGAR on January 13, 2003, accession number 0000930413-03-000064.